Exhibit 99.1

HCP Board of Directors Approves Spin-Off of Quality Care Properties, Inc.

IRVINE, Calif., Oct. 13, 2016 /PRNewswire/ -- HCP (NYSE:HCP) announced today that its Board of Directors has approved, subject to certain conditions, the previously announced spin-off (the “Spin-Off”) of HCP’s HCR ManorCare portfolio of skilled nursing and assisted living assets, as well as certain other assets, into Quality Care Properties, Inc. (“QCP”), which will be an independent, publicly-traded REIT.

The Spin-Off will be effected through a pro rata distribution (the “Distribution”) of the outstanding shares of QCP common stock to HCP’s stockholders of record as of the close of business on October 24, 2016, the record date for the Distribution (the “Record Date”).  Each HCP stockholder will receive one share of QCP common stock for every five shares of HCP common stock held on the Record Date.  No action is required by HCP stockholders to receive their QCP shares in the Distribution, which is expected to occur on October 31, 2016 (the “Distribution Date”).

Mike McKee, Chairman of the Board, President and Chief Executive Officer, stated, “We are pleased to announce this important step towards finalizing the spin-off of our HCR ManorCare portfolio, which we believe will solidify HCP’s position as a premier healthcare REIT.  Following the spin, the substantial majority of HCP’s portfolio will be private pay, including more than 850 properties across our three core segments of Senior Housing, Life Science and Medical Office.”

Mr. McKee continued, “We believe a stand-alone HCR ManorCare portfolio offers a unique opportunity to invest in one of the nation’s largest actively-managed real estate companies focused on post-acute/skilled nursing and memory care/assisted living properties.  Led by seasoned real estate and healthcare veteran Mark Ordan, Quality Care Properties will have the tools and flexibility to maximize the value of its assets over time.”

Following the Spin-Off, HCP will continue to be listed on the New York Stock Exchange (“NYSE”) under the symbol “HCP.”  QCP will list its common stock on the NYSE under the symbol “QCP.”

The Spin-Off remains subject to the satisfaction of certain conditions, including the effectiveness of the registration statement on Form 10 filed by QCP, which is expected to occur shortly.  A copy of QCP’s registration statement, which includes a preliminary information statement describing QCP and the risks associated with owning its common stock, as well as other details regarding the Spin-Off, is available at www.sec.gov and on the Investor Relations section of HCP’s website http://ir.hcpi.com.

Barclays and Morgan Stanley are acting as financial advisors to HCP, and Skadden, Arps, Slate, Meagher & Flom LLP and Paul, Weiss, Rifkind, Wharton & Garrison LLP are serving as legal counsel.

Expected Trading in Shares of HCP and QCP

HCP also announced that it expects “when-issued” trading of QCP common stock to begin a few days prior to the Record Date on the NYSE under the symbol “QCP WI.” “Regular way” trading of QCP common stock is expected to begin on the NYSE on or about October 31, 2016, under the symbol “QCP.”  The “when-issued” trading market is a market for trading QCP common stock prior to the beginning of “regular way” trading of QCP on the NYSE. Stockholders who own HCP common stock at the close of business on the Record Date will be entitled to receive QCP common stock pursuant to the Distribution and may trade this entitlement to shares of QCP common stock, while retaining their HCP common stock, on the “when-issued” market.

Shares of HCP common stock will continue to trade “regular way” on the NYSE under the symbol “HCP” through and after the Distribution Date.  HCP also expects that beginning a few days prior to the Record Date, there will also be trading “ex-distribution” under the symbol “HCP WI.”  Prior to the Distribution Date, shares of HCP common stock that trade in the “regular-way” market will trade with the right to receive shares of QCP common stock on the Distribution Date.  Shares of HCP common stock that trade in the “ex-distribution” market will trade without the right to receive shares of QCP common stock on the Distribution Date.  Holders of HCP common stock are encouraged to consult with their financial advisor regarding the specific implications of selling HCP common stock on or before the Distribution Date.

About HCP

HCP, Inc. is a fully integrated real estate investment trust (REIT) that invests primarily in real estate serving the healthcare industry in the United States.  HCP owns a large-scale portfolio diversified across multiple sectors, led by senior housing, life science and medical office upon the completion of the Spin-Off.  Recognized as a global leader in sustainability, HCP has been a publicly traded company since 1985 and is the first healthcare REIT selected to the S&P 500 index.  For more information regarding HCP, visit www.hcpi.com.

Forward-Looking Statements

Statements in this communication regarding the Spin-Off, including the expected distribution date and other transaction dates, the future performance of QCP and all other statements that are not historical factual statements, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  We may not complete the Spin-Off, and there are a number of risks and uncertainties that could cause actual results of HCP and QCP to differ materially from the forward-looking statements made or implied herein.  You should not place undue reliance on any such forward-looking statements.  These forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of HCP’s and QCP’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements.  These risks and uncertainties include, with respect to both HCP and QCP, among other things, the risks and uncertainties described under the heading “Risk Factors” in QCP’s registration statement on Form 10 and other risks and uncertainties described from time to time in HCP’s and QCP’s respective filings with the Securities and Exchange Commission.  Any forward-looking statements speak only as of the date on which such statements are first made.  We assume no, and hereby disclaim any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

Contact

Investor Relations

Thomas M. Herzog

Executive Vice President and Chief Financial Officer

(949) 407-0400